Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Valassis Enters Into Sale and Leaseback Agreement for Windsor Conn. Locations

Net Proceeds to be Applied to Debt

Livonia, Mich., June 24, 2008: Valassis (NYSE: VCI), one of the nation’s leading media and marketing services companies, announced today the sale of three company-owned buildings in Windsor, Conn. and the leaseback of two of those buildings, under long-term lease agreements. The building sales generated net cash proceeds of approximately $29 million. As required under the company’s March 2007 Senior Secured Credit Facility, the net proceeds from the building sales will be used to repay a portion of the company’s term loan B and delayed draw term loan portions of its Senior Secured Credit Facility.

Valassis sold buildings located at Ten Targeting Centre, One Targeting Centre and 235 Great Pond Drive, Windsor, Conn. The company entered into long-term lease agreements for the latter two buildings, used for office space and as a shared mail production facility, respectively.

“This decision is consistent with our overall corporate philosophy, management of our facilities and integration plans to drive efficiencies,” said Alan F. Schultz, Valassis Chairman, President and CEO. “We continue to focus our efforts on our core business and not the management of real estate. Our long-term lease of the Windsor buildings is reflective of our commitment to the shared mail business, the Windsor location and community.”

About Valassis

Valassis is one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its newest offering – redplum.com – consumers will find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and nine countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com or http://www.redplum.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper or postal costs; changes which affect the businesses of Valassis’ clients and lead to reduced sales promotion spending; challenges and costs of achieving synergies and cost savings in connection with the acquisition of ADVO and integrating ADVO’s operations may be greater than expected; Valassis’ substantial indebtedness, and its ability to incur additional indebtedness, may affect Valassis’ financial health; certain covenants in Valassis’ debt documents could adversely restrict Valassis’ financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in Valassis’ clients’ promotional needs, inventories and other factors; Valassis’ failure to attract and retain qualified personnel may affect its business and results of operations; a rise in interest rates could increase Valassis’ borrowing costs; the outcome of ADVO’s pending shareholder lawsuits; possible governmental regulation or litigation affecting aspects of Valassis’ business; and general economic conditions, whether nationally or in the market areas in which Valassis conducts its business, may be less favorable than expected. These and other risks and uncertainties related to Valassis’ business are described in greater detail in its filings with the United States Securities and Exchange Commission, including Valassis’ reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Mary Broaddus

Director, Investor Relations and Corporate Communications

734-591-7375

broaddusm@valassis.com